UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 5, 2026

NORTECH SYSTEMS INCORPORATED

(Exact name of registrant as specified in charter)

Minnesota	0-13257	41-1681094
(State or other jurisdiction	(Commission	IRS Employer
of incorporation)	File Number)	Identification No.)

7550 Meridian Circle N. Ste 150, Maple Grove, MN 55369

(Address of principal executive offices)

(952) 345-2244

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, par value $.01 per share	NSYS	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Andrew Walko Employment Agreement

(b) On January 5, 2026, Nortech Systems Incorporated (the “Company”) entered into an Employment Agreement with Andrew Walko (the “Walko Agreement”) as the Company’s Senior Vice President of Global Operations effective January 19, 2026, replacing John Lindeen who is retiring in the first quarter of 2026 as previously announced. The term of the Walko Agreement continues until December 31, 2026 which will automatically renew for successive one-year renewal terms unless either party notifies the other party in writing at least ninety days prior to expiration. Under the Walko Agreement, Mr. Walko is entitled to receive an annualized base salary of $260,000 and is eligible to participate in the Company’s benefit plans. Mr. Walko is eligible for bonus compensation based upon satisfaction of specific criteria to be determined each calendar year, with a stated payout percentage of a target of 40% of base salary under the bonus plan.

Upon entering into the Walko Agreement, and pursuant thereto, the Company committed to grant Mr. Walko a 25,000 share non-qualified stock option under the Company’s 2017 Stock Incentive Plan that will vest annually in five equal installments. The stock option will have an exercise price equal to the fair market value of the Company’s common stock on the grant date and will expire ten years after the grant date.

The Walko Agreement has customary non-solicitation and confidentiality provisions.

Under the Walko Agreement, if Mr. Walko employment is terminated by the Company without Cause (as defined in the Walko Agreement) or by Mr. Walko for Good Reason (as defined in the Walko Agreement), so long as he has signed and has not revoked a release agreement, he will be entitled to receive severance comprised of (i) his base salary in effect at time of termination for nine months and (ii) certain benefits set forth in the Walko Agreement.

If Mr. Walko’s employment is terminated within 12 months after a Change of Control (as defined in the Walko Agreement) by the Company without Cause, so long as he has signed and has not revoked a release agreement, he will be entitled to receive severance comprised of (i) his base salary in effect at time of termination for the longer of (a) the remainder of the term of the Walko Agreement or (b) nine months and (ii) certain benefits set forth in the Walko Agreement.

The foregoing summary of the Walko Agreement is qualified in all respects by the Walko Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by this reference.

ITEM 8.01 Other Information.

On January 6, 2026, the Company issued a press release announcing the employment of Andrew Walko to serve as the Company’s Senior Vice President of Global Operations effective January 19, 2026. A copy of the Company’s press release is furnished as Exhibit 99.1 to this report.

ITEM 9.01 Financial Statements and Exhibits.

Exhibits.

Exhibit No.	Description

10.1	Employment Agreement dated as of January 5, 2026, by and between Nortech Systems, Incorporated and Andrew Walko.

99.1	Press release dated January 6, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRLdocument).

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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2026

Nortech Systems Incorporated
(Registrant)

/s/ Andrew D. C. LaFrence
Andrew D. C. LaFrence
Chief Financial Officer and SVP of Finance

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